Exhibit 99.1

B. Riley Financial Announces Carve Out Transaction with B. Riley Securities

B. Riley Securities (BRS) to Serve Distinct Needs of Companies Across Middle Market Segments

Well Capitalized and Debt Free, BRS to Benefit from Separate Operating and Governance Structures

B. Riley Financial to Retain ~89% Ownership Stake in BRS with Remaining Shares Exclusively Held by Employees of BRS in Form of Restricted Stock Awards and Certain Existing Shareholders of Cascadia

LOS ANGELES, March 11, 2025 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley,” the “Company” or “BRF”), a diversified financial services company, today announced that a formerly wholly-owned subsidiary of the Company has merged with Cascadia Investments, Inc. (OTC: CDIV) (“Cascadia”), a shell entity, as a result of which certain investors in Cascadia became minority stockholders of BRF’s investment banking subsidiary, B. Riley Securities (“BRS”).

As part of the tax-free transaction, BRS is implementing its own operating and governance structure, and its common stock will now be quoted on the OTC Pink market under the ticker symbol “BRLY.” BRS will independently report financial results, which will provide stakeholders with enhanced transparency and the ability to independently value a pure-play investment bank focused on the small cap and middle markets.

Since acquiring FBR in 2017, BRS has led more than 250 capital markets transactions, raised in excess of $115 billion in debt and equity for clients, and advised on M&A and restructuring transactions totaling more than $33 billion in aggregate value. The firm, which will be led by Andy Moore, Chairman and Co-Chief Executive Officer, and Jimmy Baker, Co-Chief Executive Officer, will be debt free and leverage the same strong leadership team that has guided the business for nearly two decades.

Bryant Riley, Chairman and Co-Chief Executive Officer of BRF, commented: “BRS has been the foundation of our firm’s success ever since we started a smaller broker dealer focused on small cap companies in 1997. Through this transaction, we are enabling the leadership team of BRS to return to those roots, operate separately and execute a distinct growth strategy. As we demonstrated at our 2023 Investor Day, BRS has historically delivered steady EBITDA and strong cash flow, and we expect that as a separate entity, the firm will be able to return to and eventually exceed those levels of growth and profitability. Through BRF’s 89% ownership stake, BRF shareholders will retain important upside potential as BRS capitalizes on an expected recovery in M&A and Capital Markets activity.”

Mr. Moore and Mr. Baker added: “We are extremely enthusiastic about how this transaction repositions our firm and what it means for our ability to serve our clients. With a well-capitalized balance sheet, no debt and an exceptional team, BRS is purpose-built to serve the middle market with unmatched capabilities across Capital Markets, Research and M&A Advisory. We will stay true to our heritage and relentlessly focus on executing on behalf of our clients. We look forward to embarking on this next chapter and delivering for all stakeholders.”

Transaction Details

The transaction has been structured as a tax-free separation with minimal costs. After giving effect to the transaction, BRF owns approximately 89% of the outstanding shares of BRS, with the remaining shares exclusively held by the employees of BRS in the form of restricted stock awards and certain of the existing shareholders of Cascadia.

www.brileyfin.com | NASDAQ: RILY	1

BRS is quoted on the OTC Pink market under the ticker symbol “BRLY.” The BRS Board of Directors consists of five members, with four appointed by BRF including, no later than 30 days from the date of the transaction, two directors independent of BRF and BRS. BRF will continue to consolidate the financial results for BRS in its financial results.

Advisors

Sullivan & Cromwell served as legal counsel to BRF, and O’Melveny & Meyers served as legal counsel to BRS in conjunction with the announcement.

About B. Riley Financial

B. Riley Financial (BRF) is a financial services company that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. BRF leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, BRF provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. BRF opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley or BRF refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

About BRS

BRS provides a full suite of investment banking and capital markets services to corporations, financial sponsors, and institutional investors across all industry verticals. Investment banking services include initial, secondary, and follow-on offerings, institutional private placements, merger and acquisition (M&A) advisory, SPACs, corporate restructuring and liability management. Widely recognized for its thematic proprietary equity research, clients benefit from BRS’ extensive network, industry expertise, and proven execution capabilities of our end-to-end financial services platform. For more information, visit www.brileysecurities.com.

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Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, including the ability of BRS to successfully execute under its own operating and governance structure, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s or BRS’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor BRS assumes any duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company and the BRS, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2023 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and neither the Company nor BRS undertakes any duty to update this information.

Contacts

Investors

ir@brileyfin.com

Media

press@brileyfin.com

www.brileyfin.com | NASDAQ: RILY	2